Exhibit 99.1

Investor Deck May 2015

Who We Are Full service regional bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth Assets: $7.3 billion Loans: $5.2 billion Deposits: $5.2 billion Wealth AUM: $1.4 billion Core Revenue: $255 million (Q1 annualized) Branches: 96 Footprint: New England and New York Market Capitalization: $825 million NYSE: BHLB 2 Note: All data as of 3/31/15 pro forma with Hampden Bancorp Footprint Culture Vision

1Q15 Strategic Highlights Significant quarterly core earnings growth: 19% (y/y) Grew core EPS $0.02 per quarter in each of the last 5 quarters Closed in-market acquisition of Hampden Bank (April) All-stock transaction valued at approximately $120 million Targeted to be accretive to EPS, ROE, ROA and capital Systems conversion scheduled for June NIM ex-accretion expanded 3 bps due to improved commercial yields and funding mix Recruited new CT Commercial Leader; Private Banker and Wealth Portfolio Manager in Albany Branch optimizations planned 3 Hampden branches and 2 Berkshire branches scheduled to be consolidated in Q2 Benefitting from investments in tax advantaged commercial projects Contributed $0.05 to EPS in 1Q15 - targeting continued benefits in 2015 while supporting fee business expansion 3

Well Positioned Footprint in Attractive Markets Only regional bank operating across this central footprint Favorable positioning in rural markets 4

AMEB Culture People, attitude and energy RIGHT core values – Respect, Integrity, Guts, Having Fun and Teamwork Engaging and innovative customer experience Driven to make a difference 5

Talent Recruitment Drives Growth Success with recruited teams driving growth and profitability Key Characteristics Established, well respected talent formerly attached to large banks focused outside our regions Solid relationships within community Strong integration within and across business lines Business plans for breakeven and profitability 6 Middle Market Lending Albany (2009) ABL (2009) Central MA (2011) Syracuse (2013) Eastern MA (2013) NY (2014) Hartford (2014) Small Business New Head of Small Biz (2013) Central MA (2014) Hartford (2014) Central NY (2014) Albany (2014) Home Lending Greenpark Team (2012) MLO’s added in E. MA, RI, NH (2014) Wealth Management Renaissance Investment Group (2011) Vermont (2013) Eastern MA (2014) Central MA (2014) Albany (2015) Financial Services Insurance (2007) Private Banking (2011) Investment Services (2012) MyBanker (2012) Tax Planning (2012)

Double Digit Total Loan Growth $ Millions 7% 6% 19% 15% 11% total loan growth LTM Leveraging deal flow from team recruitment Targeted reductions in auto and mortgage portfolio to manage margin and asset sensitivity goals Continued market share growth Healthy pipeline going into 2Q15 Targeting ongoing double digit commercial growth Expanded cross sales across footprint 7 500 700 900 1100 1300 1500 1700 CRE C&I Consumer Mortgage 1Q14 2Q14 3Q14 4Q14 1Q15

Diversified Deposit Growth Strategies 6% annualized increase in total deposits Q/Q 7% decrease in cost of deposits LTM Organic account growth, DDA focus 11% annualized growth in DDA’s 1Q15 20 branch purchase in Central New York completed 1Q14 $440 million, low cost deposits Diversifying deposit sources Branch consolidations/relocations improving market positioning 5 consolidations scheduled for Q2 including 3 Hampden branches and 2 Berkshire branches Enhanced mobile and digital channels Small business and middle market initiatives in newer markets 8

Diversified Revenue Drivers Emphasis on building fee income and enhancing cross-sell initiatives Spotlight on WM 10% revenue growth FY14 $1.4 billion in AUM Solid referral pipeline Spotlight on Small Biz Re-engineered across footprint Pipeline doubled y/y Risen to top 3 in SBA loans in several of our markets Spotlight on Retail Heroes Advantage and GPS checking product roll-outs MyBanker Enhanced mobile and online products and security 9 9% fee income growth y/y Q1 Wealth Management Small Business Commercial Products Insurance Retail Products Mortgage Banking

Hampden Bank Acquisition On April 17, 2015 Berkshire closed the in-market acquisition of Hampden Bancorp (HBNK) in an all-stock transaction. The combined franchise now has 17 branches in the Greater Springfield area, a top 5 deposit market share position and a market cap exceeding $800 million. 10 Financial Goals Accretive to TE/TA Minimal TBV dilution with 3 year earn back $0.08 accretive to EPS in 2016, first year after integration Accretive to ROE and ROA Targeting 15%+ Internal Rate of Return Strategic Goals Top 5 deposit market position in Springfield MSA In-market merger between established market participants Complementary to Hartford/Springfield market expansion Complementary to Central Massachusetts expansion Operational Goals Leverages previous investments in Springfield market Efficiencies through in-market cost savings Opportunities for revenue synergies based on BHLB product set Cross sale/service opportunities in Hartford/Springfield market

Focused on Long-term Profitability Goals and Building Shareholder Value Grew core EPS 4% q/q and 19% y/y Sequential improvements in core ROE and ROA NIM expanded 3 bps ex-accretion due to improved commercial yields and funding mix Efficiency ratio of 63% - with goal of returning to sub-60% Focused on asset sensitivity of interest income Continued strong credit metrics Double-digit core ROTE drives TBV growth and sustains revenue growth 12% Core ROTE (1Q15) 6% TBV growth (Q/Q annualized) 6% increase in quarterly dividend to $0.19 per quarter (1Q15) Note: Please see appendix for reconciliation of non-GAAP numbers. 11

Why Invest in Us Strong core earnings momentum Diversified revenue drivers and controlled expenses Well positioned footprint in attractive markets AMEB culture – results driven Solid internal capital generation supports growth Focused on long-term profitability goals and shareholder value Acquisition disciplines a strength in a consolidating market Ticker BHLB Stock Price $27.56 Market Cap $815M 2015 Forward P/E 13.5x P/TBV 1.6x Dividend Yield 2.8% Avg. Daily Vol. 110k shares Source: SNL Financial a/o 5.8.15 Attractive Metrics Compared to Peers 12

Appendix Focus on Building Infrastructure Focus on Expenses Focus on Asset Liability Management Redefining Customer Engagement Financial Performance and Goals Non-GAAP Reconciliation 13

Focus on Building Infrastructure National showcase for Archer risk/enterprise management solution Expanded financial planning and analysis resources for data driven management New retail loan originations platform implemented across footprint and virtual channel Installed top ranked loan analytics solution Developing real time customer feedback technology Investing in cybersecurity management Strengthened Treasury – active balance sheet management and improved modeling for capital, liquidity and IRR Ongoing compliance and audit build-out Growth and regulatory expansion 14

Focus on Expenses Y/Y core expenses down 16 bps in relation to average assets 17 branches closed, consolidated or sold since 2012 3 Hampden branches and 2 additional Berkshire branches designated for consolidation in 2Q15 Additional branches under review New branches are smaller and more efficient 10% cost saves and 10% revenue boost Ongoing Six Sigma initiatives Mortgage Finance Retail Balancing operating costs and infrastructure investment for growth 15

Focus on Asset Liability Management Targeting to protect and enhance income when rate/credit cycle turns Active balance sheet management –cost of funds down 9% Y/Y Q1 2014 branch purchase added 11% to deposits – a stable, rural , low cost funding addition Near term margin compression with conservative investment strategy Long term franchise expansion at favorable pricing Improved market share contributes to balanced loan/deposit growth opportunity Focus on C&I and small business for best mix of spread income, fee revenue and shorter durations Disciplines to protect credit and interest rate sensitivity profile Focus on margin impacts and ROE thresholds Strategies encompass spread, fees, costs for best outcome Protecting near term income – enhancing medium term income – in rising rate scenarios Swap hedging program enhances protection from rate spikes Assumes 40% deposit beta (may be conservative due to rural deposits) 16

Redefining Customer Engagement Focused on enhancing both traditional and non-traditional methods Engaging Branches Friendlier pods replace teller lines Automated cash handling – lowers cost and improves customer engagement Community rooms bring in traffic Universal bankers create one stop shop for personal banking and insurance needs Virtual / Alternative Sophisticated online and mobile platforms complement storefronts MyBanker travels to customer State of the art call center Enhanced online security 17

Financial Performance and Goals 2012 2013 2014 3mos15 Financial Goals Core revenue growth 40% 13% 7% 1% y/y 7 - 10%+ ann Net interest margin 3.62% 3.63% 3.26% 3.18% 3.30%+ Fee income/revenue 26% 22% 24% 24% 30% Efficiency ratio 59% 61% 63% 63% < 60% Core ROA 0.98% 0.88% 0.73% 0.76% 1%+ Core ROE 7.5% 6.9% 6.5% 7.1% 10%+ Core ROTE 13.8% 12.4% 11.5% 12.1% 15%+ Core EPS $1.98 $1.87 $1.80 $2.00 ann 10%+ann growth Dividends/share $0.69 $0.72 $0.72 $0.76 ann Competitive yield Tangible BV per share $15.63 $16.27 $17.19 $17.46 5%+ ann growth 18 Note: GAAP EPS for those periods was $1.49, $1.65, $1.36 and $0.35 respectively. Book value per share was $26.53, $27.08, $28.07 and $28.36 for the above respective periods. Financial goals are future run-rate targeted in stages over the medium term.

Non-GAAP Reconciliation

BHLB LISTED NYSE

(Dollars in thousands)		2012	2013	2014	1Q15
Net income		$ 33,188	$ 41,143	$ 33,744	$ 8,759
Non-core revenue (net)		(1,485)	(6,045)	9,691	(34)
Non-core expense (net)		18,019	15,348	8,492	4,421
Income taxes		(6,114)	(3,750)	(7,185)	(772)
Net (income) loss from discontinued operations		637	-	-	-
Total core income	(A)	$ 44,245	$ 46,696	$ 44,742	$ 12,374
Amortization of intangible assets (after tax)		$ 3,203	$ 3,161	$ 2,887	$ 541
Total core tangible income	(B)	$ 47,448	$ 49,857	$ 47,629	$ 12,915
Total non-interest income		$ 54,056	$ 58,232	$ 47,770	$ 12,562
Non-core revenue (net)		(1,485)	(6,045)	9,691	(34)
Net interest income		143,388	168,752	178,691	45,493
Total core revenue		$ 195,959	$ 220,939	$ 236,152	$ 58,021
Total non-interest expense		$ 140,806	$ 157,359	$ 165,986	$ 45,148
Less: Non-core expense (net)		(18,019)	(15,348)	(8,492)	(4,421)
Core non-interest expense		122,787	142,011	157,494	40,727
(Dollars in millions, except per share data)					
Total average assets	(C)	$ 4,532	$ 5,306	$ 6,171	$ 6,497
Total average equity	(D)	$ 586	$ 675	$ 693	$ 701
Total average intangible assets		242	272	278	275
Total average tangible equity	(E)	$ 344	$ 403	$ 415	$ 426
Total stockholders' equity, period-end		$ 667	$ 678	$ 709	$ 716
Less: Intangible assets, period-end		(274)	(271)	(276)	(275)
Total tangible stockholders' equity, period-end	(F)	$ 393	$ 407	$ 433	$ 441
Total shares outstanding, period-end (*thousands*)	(G)	25,148	25,036	25,183	25,283
Average diluted shares outstanding (*thousands*)	(H)	22,329	24,965	24,854	24,955
Core earnings per common share, diluted	(A/H)	$ 1.98	$ 1.87	$ 1.80	$ 0.50
Tangible book value per share, period-end	(F/G)	$ 15.63	$ 16.27	$ 17.19	$ 17.46
Core return on assets	(A/C)	0.98 %	0.88 %	0.73 %	0.76
Core return on equity	(A/D)	7.52	6.92	6.46	7.06
Core return on tangible equity	(B/E)	13.77	12.37	11.48	12.14

Note: Core results exclude acquisition, divestiture, systems conversion, accounting correction and restructuring net charges after tax

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Forward Looking Statements This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward looking statements. NON-GAAP FINANCIAL MEASURES This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com and attached in this presentation. 20

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com